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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 15, 2000, except as to Note 24, which is as of February 1, 2001, relating to the financial statements of Phoenix Home Life Mutual Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Hartford, Connecticut
February 8, 2001